Exhibit 10.5

FORM OF
SALE AND MERGER AGREEMENT
Among
HFF HOLDINGS LLC,
HOLLIDAY GP CORP.,
HFF LP ACQUISITION LLC,
HFF, INC.,
GP ACQUISITION CORP.
and
HFF PARTNERSHIP HOLDINGS LLC
Dated As Of
[•], 2007

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TABLE OF CONTENTS
(continued)

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EXHIBITS:

Exhibit A	Company Bylaws
Exhibit B	Company Certificate of Incorporation
Exhibit C	Amended and Restated Texas Limited Partnership Agreement of Holliday Fenoglio Fowler, L.P.
Exhibit D	Amended and Restated Limited Partnership Agreement of HFF Securities L.P.
Exhibit E	Tax Receivable Agreement
Exhibit F	Registration Rights Agreement

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FORM OF
SALE AND MERGER AGREEMENT
          THIS SALE AND MERGER AGREEMENT (this “Agreement”), dated as of [•], 2007, is entered into by and among HFF Holdings LLC, a limited liability company organized under the laws of Delaware (“HFF Holdings”), Holliday GP Corp., a corporation organized under the laws of Delaware (“Holliday GP”), HFF LP Acquisition LLC, a limited liability company organized under the laws of Delaware (“Holdings Sub” and together with HFF Holdings, the “Sellers”), HFF, Inc., a corporation organized under the laws of Delaware (the “Company”), HFF Partnership Holdings LLC, a limited liability company organized under the laws of Delaware (“HoldCo LLC”), and GP Acquisition Corp., a corporation organized under the laws of Delaware (“GP Acquisition Corp.”).
R E C I T A L S
          WHEREAS, the Company has formed HoldCo LLC;
          WHEREAS, HoldCo LLC has formed GP Acquisition Corp.;
          WHEREAS, the Company is expected to issue shares of Class A Common Stock to the public in an initial public primary offering and contribute the net proceeds of that issuance to HoldCo LLC;
          WHEREAS, HFF Holdings owns 100% of the outstanding equity interests of Holliday GP, which is the general partner of each of Holliday Fenoglio Fowler, L.P. (“HFF LP”) and HFF Securities L.P. (“HFF Securities” and together with HFF LP, the “Operating Partnerships”);
          WHEREAS, Holdings Sub and Holliday GP own 99% and 1%, respectively, of the outstanding partnership interests of each of HFF LP and HFF Securities;
          WHEREAS, on the terms and subject to the conditions set forth herein, HoldCo LLC will purchase outstanding partnership interests of each of HFF LP and HFF Securities from the Sellers;
          WHEREAS, on the terms and subject to the conditions set forth herein, GP Acquisition Corp. will merge with and into Holliday GP (the “Merger”) and Holliday GP, as the surviving corporation of the Merger, will become a wholly-owned subsidiary of HoldCo LLC; and
          WHEREAS, the Managing Member of HoldCo LLC, the Boards of Directors of GP Acquisition Corp. and Holliday GP, and the sole stockholder of each of Holliday GP and GP Acquisition Corp. has approved the Merger whereby Holliday GP’s outstanding stock held by HFF Holdings will be converted into the right to receive the merger consideration provided for herein.

          NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions herein contained, and intending to be legally bound, the Parties hereto agree as follows:
ARTICLE 1
CERTAIN DEFINITIONS
     1.1. Defined Terms. For purposes of this Agreement, the terms defined in this Agreement shall have the respective meanings specified herein, and, in addition, the following terms shall have the following meanings:
          “Action” means any claim, action, suit, litigation, arbitration, inquiry, investigation or other proceeding.
          “Affiliate” means, as to any Person, any other Person, which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. The term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interest, by contract or otherwise.
          “Agreement” means this Sale and Merger Agreement, and all Exhibits hereto, as amended, modified or supplemented from time to time in accordance with the terms hereof.
          “Authorizations” means, as to any Person, all licenses, permits, franchises, orders, approvals, concessions, registrations, qualifications and other authorizations with or under all federal, state, local or foreign laws and Governmental Authorities and all industry or other non-governmental regulatory organizations that are issued to such Person.
          “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in the City of New York are authorized or required to close.
          “Class A Common Stock” means Class A common stock, par value $0.01 per share, of the Company, which Class A common stock shall have the rights, preferences and terms contained in the Company Certificate of Incorporation and the Company Bylaws.
          “Class B Common Stock” means Class B common stock, par value $0.01 per share, of the Company, which Class B common stock shall have the rights, preferences and terms contained in the Company Certificate of Incorporation and the Company Bylaws.
          “Closing” and “Closing Date” is defined in Section 2.2.
          “Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, in each case as in effect from time to time, with any references to specific sections of the Code construed also to refer to any predecessor or successor sections thereof.
          “Company” is defined in the preamble.
          “Company Bylaws” means the Bylaws of the Company substantially in the form attached hereto as Exhibit A.
          “Company Certificate of Incorporation” means the Certificate of Incorporation of the Company substantially in the form attached hereto as Exhibit B.
          “DGCL” is defined in Section 2.1(b).
          “Effective Time” is defined in Section 2.1(c).
          “Exchange Act” means the U.S. Securities and Exchange Act of 1934, and the rules and regulations promulgated thereunder, as amended.
          “Exchange Right” is defined in Section 2.1(a).
          “Governmental Authority” means any branch of power (whether executive, legislative or judicial) of any nation or government, any state or other political subdivision thereof or any entity (including a court) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
          “Governmental Order” means, as to any Person, any judgment, injunction, decree, order or determination of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property or assets is subject.
          “GP Acquisition Corp.” is defined in the preamble.
          “HFF Holdings” is defined in the preamble.
          “HFF LP” is defined in the Recitals.
          “HFF Securities” is defined in the Recitals.
          “HoldCo LLC” is defined in the preamble.
          “Holdings Sub” is defined in the preamble.
          “Holliday GP” is defined in the preamble.
          “IPO” is defined in Section 2.4.

          “Lien” means any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), charge or other security interest, preemptive right, existing or claimed right of first refusal, right of first offer, right of consent, put right, default or similar right or other adverse claim of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing).
          “Losses” is defined in Section 5.1.
          “Merger” is defined in the Recitals.
          “Merger Consideration” is defined in Section 2.1(e).
          “Operating Partnerships” is defined in the Recitals.
          “Partnership Agreements” means collectively, the Amended and Restated Texas Limited Partnership Agreement of HFF LP and the Amended and Restated Limited Partnership Agreement of HFF Securities substantially in the forms attached hereto as Exhibits C and D.
          “Party” or “party” means a party to this Agreement.
          “Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity or enterprise of whatever nature.
          “Registration Rights Agreement” is defined in Section 2.3(a)(iii).
          “Requirement of Law” means, as to any Person, any permit, license, judgment, order, decree, statute, law, ordinance, code, rule, regulation or arbitration award in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.
          “Sale and Merger Transactions” is defined in Section 2.1.
          “SEC” means the U.S. Securities and Exchange Commission.
          “Securities Act” means the U.S. Securities Act of 1933, and the rules and regulations promulgated thereunder, as amended.
          “Sellers” is defined in the preamble.
          “Surviving Corporation” is defined in Section 2.1(b).
          “Tax Receivable Agreement” is defined in Section 2.1(a).
     1.2. Other Definitional Provisions.

     (a) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Exhibit references are to this Agreement unless otherwise specified.
     (b) Unless the context otherwise requires, the words “include,” “includes” and “including” and words of similar import when used in this Agreement shall be deemed to be followed by the phrase “without limitation.”
     (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
     (d) The terms “Dollars” and “$” shall mean United States dollars.
ARTICLE 2
THE TRANSACTIONS
     2.1. Sale and Merger Transactions. Subject to the terms and conditions hereinafter set forth and on the basis of and in reliance upon the representations, warranties, covenants, agreements and conditions set forth herein, the Parties hereto will take each of the actions described in this Section 2.1 (collectively, the “Sale and Merger Transactions”).
     (a) Contribution and Sale. The Company shall contribute the net cash proceeds of the IPO to HoldCo LLC. HoldCo LLC shall use such proceeds to (i) purchase [•] partnership units of each of the Operating Partnerships from the Sellers and (ii) acquire all of the outstanding stock of Holliday GP held by HFF Holdings pursuant to the Merger. In addition to such cash proceeds, HFF Holdings shall also receive (i) an exchange right that shall permit HFF Holdings to exchange one partnership unit in each of the Operating Partnerships for one share of Class A Common Stock as set forth in the Company Certificate of Incorporation (the “Exchange Right”) and (ii) rights under a tax receivable agreement by and between the Company and HFF Holdings (the “Tax Receivable Agreement”) substantially in the form attached hereto as Exhibit E.
     (b) Merger. In accordance with the General Corporation Law of the State of Delaware (the “DGCL”), GP Acquisition Corp. shall be merged with and into Holliday GP at the Effective Time. Following the Effective Time, the separate corporate existence of GP Acquisition Corp. shall cease and Holliday GP shall continue as the surviving corporation and a wholly-owned subsidiary of HoldCo LLC (the “Surviving Corporation”).
     (c) Effective Time. GP Acquisition Corp. and Holliday GP shall file a Certificate of Merger executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL to effect the Merger as soon as practicable on the Closing Date. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as may be specified in the Certificate of Merger (the “Effective Time”).
     (d) Effect of the Merger. The Merger shall have the effect set forth in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto and any other applicable laws, at the Effective Time, all the properties, rights, privileges, powers and franchises of GP Acquisition Corp. and Holliday GP shall vest in the Surviving Corporation, and all debts, liabilities, restrictions, disabilities and duties of GP Acquisition Corp. and Holliday GP shall become the debts, liabilities, restrictions, disabilities and duties of the Surviving Corporation.
     (e) Conversion of Shares. At the Effective Time, by virtue of the Merger and without any further action on the part of HFF Holdings, GP Acquisition Corp., Holliday GP or HoldCo LLC: (i) each share of Holliday GP’s outstanding stock held by HFF Holdings as of the Effective Time shall be cancelled and extinguished and be converted into the right to receive total consideration consisting of one (1) share of Class B Common Stock and $[•] in cash (the “Merger Consideration”); (ii) each share of Holliday GP’s stock held in the treasury of Holliday GP shall be cancelled and extinguished and no payment or other consideration shall be made with respect thereto; and (iii) each then issued and outstanding share, and each share held in the treasury, of the stock of GP Acquisition Corp. shall be surrendered and converted into one (1) validly issued, fully paid and non-assessable share of the Surviving Corporation.
     (f) Certificate of Incorporation. Effective upon and as part of the Merger, the Certificate of Incorporation of Holliday GP shall be the Certificate of Incorporation of the Surviving Corporation until thereafter altered, amended or repealed.
     (g) Bylaws. The Bylaws of Holliday GP in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation from and after the Effective Time until thereafter altered, amended or repealed.
     (h) Directors and Officers. The directors of Holliday GP immediately prior to the Effective Time shall be the directors of the Surviving Corporation, and the officers of Holliday GP immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.
     (i) Sale Treatment. It is the intention of the Parties that the purchase of partnership units of each of the Operating Partnerships from the Sellers pursuant to Section 2.1(a) shall be a transaction in which gain or loss is recognized by the Sellers on the sale of partnership interests pursuant to Sections 741 and 1001 of the Code. Each of the Parties hereby agrees to treat such transaction in such manner for all relevant income tax purposes, to file their respective tax returns accordingly and to take no positions that are inconsistent with such treatment.
     2.2. Closing. Unless this Agreement shall have been earlier terminated in accordance with the terms of this Agreement, the closing of the Sale and Merger Transactions (the “Closing”) shall take place (a) at the offices of Dechert LLP in New York City at 10:00 a.m., on the date and contemporaneously with the closing of the IPO (defined below) so long as the conditions precedent set forth herein have been satisfied or waived (other than conditions with respect to actions the respective Parties will take at the Closing itself, but subject to the satisfaction or waiver of those conditions) or (b) on such other date as may be mutually agreed upon in writing by the Parties. The date of the Closing is referred to herein as the “Closing Date.”
     2.3. Other Deliveries and Proceedings at Closing. At the Closing and subject to the terms and conditions herein contained:
     (a) Deliveries by HoldCo LLC. HoldCo LLC shall deliver (or cause to be delivered) to the Sellers:
     (i) cash, as consideration for the purchase of [•] partnership units of each of the Operating Partnerships, in the amount of $[•];
     (ii) the Tax Receivable Agreement, duly executed by the Company;
     (iii) a registration rights agreement by and between the Company and HFF Holdings (the “Registration Rights Agreement”) substantially in the form attached hereto as Exhibit F, duly executed by the Company;
     (iv) the Merger Consideration, consisting of a certificate evidencing one (1) share of Class B Common Stock in the name of HFF Holdings and cash of $[•]; and
     (v) a certificate duly executed by HoldCo LLC, dated as of the Closing Date, certifying as set forth in Section 4.2.3.
     (b) Deliveries by the Sellers. The Sellers shall deliver (or cause to be delivered) to HoldCo LLC:
     (i) [•] partnership units of each of the Operating Partnerships;
     (ii) the Tax Receivable Agreement, duly executed by HFF Holdings;
     (iii) the Registration Rights Agreement, duly executed by HFF Holdings;

     (iv) certificates evidencing 100% of the equity interests of Holliday GP;
     (v) a certificate duly executed by HFF Holdings, dated as of the Closing Date, certifying as set forth in Section 4.1.3; and
     (vi) a pay-off letter or other reasonably satisfactory evidence of the repayment of outstanding indebtedness under that certain Credit Agreement dated as of March 29, 2006 by and among HFF LP, HFF Holdings and Bank of America, N.A. (the “Credit Agreement”).
     (c) Repayment of Debt. HFF Holdings shall use a portion of the cash proceeds received pursuant hereto to repay all the outstanding indebtedness under the Credit Agreement.
     (d) Other Deliveries. The Parties hereto shall also deliver to each other any other agreements, closing certificates and other documents and instruments required to be delivered pursuant to this Agreement.
     2.4. Initial Public Offering. Each of the Parties intends that the Company shall consummate an initial public offering (the “IPO”) of shares of Class A Common Stock contemporaneously with the Closing.
     2.5. Post-Closing Transactions.
     (a) Pursuant to the provisions of the limited liability company agreement of HFF Holdings, the Exchange Right may be exercised at HFF Holdings’ election and for the benefit of individual members of HFF Holdings.
     (b) Shares of Class A Common Stock issued in accordance with Section 2.5(a) shall be evidenced by one or more duly authorized stock certificates (or through mutually agreed upon electronic means) representing such shares of Class A Common Stock, delivered to HFF Holdings and in the name designated by HFF Holdings.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES
     3.1. Representations and Warranties of HFF Holdings, Holliday GP and Holdings Sub. Each of HFF Holdings, Holliday GP and Holdings Sub hereby represents and warrants to HoldCo LLC, GP Acquisition Corp. and the Company, as of the date hereof, as set forth below:
          3.1.1. Existence, Qualification and Authority.

     (a) Each of HFF Holdings and Holdings Sub is a limited liability company, duly organized, validly existing and in good standing under the laws of Delaware. Holliday GP is a corporation, duly organized, validly existing and in good standing under the laws of Delaware. The execution, delivery and performance by each of HFF Holdings, Holliday GP and Holdings Sub of this Agreement has been duly authorized by all necessary action.
     (b) Each of HFF Holdings, Holliday GP and Holdings Sub has the requisite power, authority and legal right to execute and deliver this Agreement and to consummate the transactions contemplated hereby.
     (c) This Agreement has been duly executed and delivered by each of HFF Holdings, Holliday GP and Holdings Sub and constitutes the legal, valid and binding obligation of HFF Holdings, Holliday GP and Holdings Sub, enforceable against them in accordance with its terms, except to the extent such enforcement may be limited by applicable bankruptcy laws and other similar laws affecting creditors’ rights generally.
          3.1.2. Validity of Contemplated Transactions, Etc.
     (a) Neither the execution, delivery and performance by HFF Holdings, Holliday GP or Holdings Sub of this Agreement, nor the consummation by HFF Holdings, Holliday GP or Holdings Sub of the transactions contemplated hereby, nor compliance by HFF Holdings, Holliday GP or Holdings Sub with the terms and provisions hereof, will, directly or indirectly (with or without notice or lapse of time or both), (i) contravene or conflict with, or result in a breach or termination of, or constitute a default under (or with notice or lapse of time or both, result in the breach or termination of or constitute a default under) or result in the termination or suspension of, or accelerate the performance required by the terms, conditions or provisions of, or cause any payments to be due under, any contracts of HFF Holdings, Holliday GP or Holdings Sub, (ii) constitute a violation by HFF Holdings, Holliday GP or Holdings Sub of any existing Requirement of Law or Governmental Order applicable to HFF Holdings, Holliday GP, Holdings Sub or any of their respective properties, rights or assets or (iii) result in the creation of any Lien upon any equity interests, properties, rights or assets of HFF Holdings, Holliday GP or Holdings Sub, except, in the case of clauses (i), (ii) and (iii), as would not reasonably be expected to result in, individually or in the aggregate, a material adverse effect on the ability of HFF Holdings, Holliday GP or Holdings Sub to consummate the transactions contemplated by this Agreement.
     (b) Except for the Certificate of Merger, no Authorization and no filing or notification with any Governmental Authority, any counterparty to any of the contracts of HFF Holdings, Holliday GP, Holdings Sub or any other Person is required to be made or obtained by HFF Holdings, Holliday GP or Holdings Sub in connection with the execution, delivery or performance by HFF Holdings, Holliday GP and Holdings Sub of this Agreement, or the consummation of the transactions contemplated hereby by HFF Holdings, Holliday GP and Holdings Sub, except for any such Authorization, filing or notification the failure of which to make or obtain would not reasonably be expected to result in, individually or in the aggregate, a material adverse effect on the ability of HFF Holdings, Holliday GP or Holdings Sub to consummate the transactions contemplated by this Agreement.
          3.1.3. Holliday GP Shares. HFF Holdings owns beneficially and of record 100% of the outstanding equity interests of Holliday GP, free and clear of any Liens.
          3.1.4. Provisions Relating to Securities Laws.
     (a) HFF Holdings acknowledges that the shares of Class A Common Stock received pursuant to the Exchange Right have not been registered under the Securities Act or under any applicable state securities laws, and are being offered and sold in reliance on exemptions from the registration requirements of the Securities Act and all such laws.
     (b) The Class A Common Stock is being acquired by HFF Holdings for its own account for the purpose of investment for the benefit of its members and not with a view to distribute (other than to its members), it being understood that the right to dispose of Class A Common Stock shall be entirely within HFF Holdings’ discretion subject to the transfer restrictions under the Securities Act. HFF Holdings will refrain from transferring or otherwise disposing of the Class A Common Stock (other than to its members) or any interest therein in such manner as to cause the Company to violate the registration requirements of the Securities Act or any applicable state securities or blue sky laws.
     (c) HFF Holdings has received, reviewed and analyzed information concerning the Company necessary to enable it to evaluate the merits and risks of an investment in the Class A Common Stock.
     3.2. Representations and Warranties of HoldCo LLC, GP Acquisition Corp. and the Company. Each of HoldCo LLC, GP Acquisition Corp. and the Company hereby represents and warrants to HFF Holdings, Holliday GP and Holdings Sub, as of the date hereof, as set forth below:
          3.2.1. Existence, Qualification and Authority.
     (a) HoldCo LLC is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and each of GP Acquisition Corp. and the Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and each of HoldCo LLC, GP Acquisition Corp. and the Company has all requisite power and authority to own and operate its assets and carry on its business as currently conducted, except where any such failure to be so organized or existing or to have such power and authority has not had, and would not reasonably be expected to result in, individually or in the aggregate, a material adverse effect on the ability of HoldCo LLC, GP Acquisition Corp. or the Company to consummate the transactions contemplated by this Agreement. Each of HoldCo LLC, GP Acquisition Corp. and the Company has the requisite power, authority and legal right to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by each of HoldCo LLC, GP Acquisition Corp. and the Company of this Agreement has been duly authorized by all necessary action.
     (b) This Agreement has been duly executed and delivered by each of HoldCo LLC, GP Acquisition Corp. and the Company and constitutes the legal, valid and binding obligation of HoldCo LLC, GP Acquisition Corp. and the Company, enforceable against them in accordance with its terms, except to the extent such enforcement may be limited by applicable bankruptcy laws and other similar laws affecting creditors’ rights generally.
          3.2.2. Validity of Contemplated Transactions, Etc.
     (a) Neither the execution, delivery and performance by HoldCo LLC, GP Acquisition Corp. or the Company of this Agreement, nor the consummation by them of the transactions contemplated hereby, nor compliance by them with the terms and provisions hereof, will, directly or indirectly (with or without notice or lapse of time or both), (i) contravene or conflict with the organizational documents of HoldCo LLC, GP Acquisition Corp. or the Company, (ii) contravene or conflict with, or result in a breach or termination of, or constitute a default under (or with notice or lapse of time or both, result in a breach or termination of, or constitute a default under) or result in the termination or suspension of, or accelerate the performance required by the terms, conditions or provisions of, or cause any payments to be due under, any contracts to which HoldCo LLC, GP Acquisition Corp. or the Company is a party or any Authorizations held by HoldCo LLC, GP Acquisition Corp. or the Company, (iii) constitute a violation by HoldCo LLC, GP Acquisition Corp. or the Company of any existing Requirement of Law or Governmental Order applicable to HoldCo LLC, GP Acquisition Corp., the Company or any of their respective properties, rights or assets or (iv) result in the creation of any Lien upon any equity interests, properties, rights or assets of HoldCo LLC, GP Acquisition Corp. or the Company, except, in the case of clauses (ii), (iii) and (iv), as would not reasonably be expected to result in, individually or in the aggregate, a material adverse effect on the ability of HoldCo LLC, GP Acquisition Corp. or the Company to consummate the transactions contemplated by this Agreement.
     (b) Other than the Certificate of Merger, no Authorization and no filing or notification with any Governmental Authority, any counterparty to any of the contracts to which HoldCo LLC, GP Acquisition Corp. or the Company is a party or any other Person is required to be made or obtained by HoldCo LLC, GP Acquisition Corp. or the Company in connection with the execution, delivery or performance by HoldCo LLC, GP Acquisition Corp. or the Company of this Agreement, or the consummation of the transactions contemplated hereby by HoldCo LLC, GP Acquisition Corp. or the

Company, except for any such Authorization, filing or notification the failure of which to make or obtain would not reasonably be expected to result in, individually or in the aggregate, a material adverse effect on the ability of HoldCo LLC, GP Acquisition Corp. or the Company to consummate the transactions contemplated by this Agreement.
          3.2.3. Class A Stock. The Class A Common Stock to be transferred to HFF Holdings pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable.
ARTICLE 4
CONDITIONS PRECEDENT TO CLOSING
     4.1. Conditions Precedent to Obligations of HoldCo LLC, GP Acquisition Corp. and the Company. The obligations of HoldCo LLC, GP Acquisition Corp. and the Company under Article 2 are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent, which may be waived in writing in whole or in part by HoldCo LLC:
          4.1.1. Representations and Warranties True as of Closing. Each of the representations and warranties of HFF Holdings, Holliday GP and Holdings Sub contained in this Agreement shall have been true and correct in all material respects (without duplicating any materiality qualifications included in such representations and warranties for all purposes of this Section 4.1.1) as of the date of this Agreement and shall be true and correct in all material respects (without duplicating any materiality qualifications included in such representations and warranties for all purposes of this Section 4.1.1) as of the Closing Date (provided that the representations and warranties contained in Section 3.1.3 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date), with the same effect as though each of such representations and warranties had been made on and as of the Closing Date.
          4.1.2. Compliance with this Agreement. HFF Holdings, Holliday GP and Holdings Sub shall have performed and complied in all material respects with each of the agreements and covenants required by this Agreement to have been performed or complied with by it prior to or at the Closing.
          4.1.3. Closing Certificates. HoldCo LLC shall have received a certificate executed by HFF Holdings certifying as set forth in Sections 4.1.1 and 4.1.2.
     4.2. Conditions Precedent to Obligations of HFF Holdings, Holliday GP and Holdings Sub. The obligations of HFF Holdings, Holliday GP and Holdings Sub under Article 2 are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent, which may be waived in writing in whole or in part by HFF Holdings:
          4.2.1. Representations and Warranties True as of Closing. Each of the representations and warranties of HoldCo LLC, GP Acquisition Corp. and the Company

contained in this Agreement shall have been true and correct in all material respects (without duplicating any materiality qualifications included in such representations and warranties for all purposes of this Section 4.2.1) as of the date of this Agreement and shall be true and correct in all material respects (without duplicating any materiality qualifications included in such representations and warranties for all purposes of this Section 4.2.1) as of the Closing Date (provided that the representations and warranties contained in Section 3.2.3 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date), with the same effect as though each of such representations and warranties had been made on and as of the Closing Date.
          4.2.2. Compliance with this Agreement. HoldCo LLC, GP Acquisition Corp. and the Company shall have performed and complied in all material respects with each of the agreements and covenants required by this Agreement to have been performed or complied with by it prior to or at the Closing.
          4.2.3. Closing Certificates. HFF Holdings shall have received a certificate executed by HoldCo LLC certifying as set forth in Sections 4.2.1 and 4.2.2.
     4.3. Additional Conditions Precedent. All obligations of the Parties under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent, each of which may be waived in whole or in part by the mutual agreement of HFF Holdings and HoldCo LLC:
          4.3.1. No Pending Governmental Litigation. On the Closing Date, no suit, Action or other proceeding brought by any Governmental Authority shall be pending in which it is sought to restrain or prohibit the consummation of the transactions contemplated hereby.
          4.3.2. IPO Closing. The closing of the transactions contemplated by the IPO shall have occurred contemporaneously with the Closing.
ARTICLE 5
INDEMNIFICATION
     5.1. Indemnification Obligation of HFF Holdings. From and after the Closing, HFF Holdings shall indemnify and hold harmless HoldCo LLC, GP Acquisition Corp. and the Company, and their respective directors, managers, officers, members, partners, employees, agents, Affiliates, successors and assigns, against and in respect of any and all damages, losses, deficiencies, liabilities, costs and expenses (collectively, “Losses”) incurred or suffered by any such Person that result from, relate to or arise out of, and any and all Actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including reasonable fees and expenses of attorneys, accountants and other professional advisors) incident to, any breaches of this Agreement by HFF Holdings, Holliday GP or Holdings Sub.

     5.2. Other Rights and Remedies. Following the Closing, the sole and exclusive remedy at law (other than with respect to claims involving intentional misrepresentation or fraud) for HoldCo LLC, GP Acquisition Corp. and the Company for any claim (whether such claim is framed in tort, contract or otherwise) arising out of a breach of any representation, warranty, covenant or other agreement in this Agreement shall be a claim by HoldCo LLC, GP Acquisition Corp. and the Company for indemnification pursuant to this Article 5, which claims are independent of and in addition to any equitable rights or remedies that HoldCo LLC, GP Acquisition Corp. and the Company may seek in connection with this Agreement or the transactions contemplated hereby.
ARTICLE 6
MISCELLANEOUS
     6.1. Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated (and the transactions contemplated herein may be abandoned) at any time before the Closing Date (a) by mutual written consent of HFF Holdings, on the one hand, and HoldCo LLC, on the other hand; and (b) by HFF Holdings, on the one hand, or HoldCo LLC, on the other hand, upon notice given to the other, if any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement.
     6.2. No Liabilities in Event of Termination. In the event of any termination of this Agreement as provided in Section 6.1, (a) written notice thereof shall promptly be given to the other Parties hereto and this Agreement shall forthwith become wholly void and terminate and of no further force and effect except for Sections 6.2, 6.4, 6.5, 6.6, 6.7, 6.8, 6.9, 6.10, 6.11 and 6.12, and (b) there shall be no liability on the part of any of the Parties hereto, except that such termination shall not preclude any party from pursuing judicial remedies for damages and/or other relief as a result of the breach by the other party of any representation, warranty, covenant or agreement contained herein prior to such termination.
     6.3. Further Assurances. Each of the Parties shall from time to time after the Closing Date, at the request of any other Party, execute, acknowledge and deliver to such other Party such other instruments of conveyance and transfer or assumption and will take such other actions and execute and deliver such other documents, certifications and further assurances as such other party may reasonably require in order to effect the transactions contemplated hereby and will use Commercially Reasonable Efforts to cooperate with the other Parties and execute and deliver to the other Parties such other instruments and documents and take such other actions as may be reasonably requested from time to time by such other party as necessary to carry out, evidence and confirm the intended purposes of this Agreement. Each of the Parties will cause their respective Affiliates to comply with this Section 6.3 to the extent necessary or desirable to fulfill the purposes thereof.
     6.4. Contents of Agreement. This Agreement, including the Exhibits hereto, sets forth the entire understanding of the Parties hereto with respect to the transactions contemplated hereby and supersede any and all previous agreements and understandings, oral or written, between or among the Parties regarding the transactions contemplated hereby. This Agreement shall not be amended or modified except by written instrument duly executed by each of the Parties hereto.
     6.5. Assignment and Binding Effect. This Agreement may not be assigned by any party without the prior written consent of the other Parties.
     6.6. Waiver. No waiver of any term or provision of this Agreement shall be effective unless in writing, signed by the Party against whom enforcement of the same is sought. The grant of a waiver in one instance does not constitute a continuing waiver in all similar instances. No failure to exercise, and no delay in exercising, by any Party, any right, remedy, power or privilege hereunder shall operate as a waiver thereof.
     6.7. Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or sent by registered or certified mail or by Federal Express or other overnight mail service, postage prepaid, by e-mail or by facsimile, with written confirmation to follow, as follows:
          If to HoldCo LLC, GP Acquisition Corp. or the Company, to:
c/o HFF, Inc.
429 Fourth Avenue
Suite 200
Pittsburgh, PA 15219
Attention: Chief Executive Officer
Facsimile No.: [ • ]
          With a required copy to (which shall not itself constitute notice):
Dechert LLP
90 State House Square, 12th Floor
Hartford, CT 06103-3702
Attention: John J. Gillies, Esq.
Facsimile No.: (860) 524-3930
          If to HFF Holdings, Holliday GP or Holdings Sub, to:
c/o HFF Holdings LLC
429 Fourth Avenue
Suite 200
Pittsburgh, PA 15219
Attention: Managing Member
Facsimile No.: [ • ]

          With a required copy, to (which shall not itself constitute notice):
Dechert LLP
90 State House Square, 12th Floor
Hartford, CT 06103-3702
Attention: John J. Gillies, Esq.
Facsimile No.: (860) 524-3930
or to such other address or facsimile numbers as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered or, if such date is not a Business Day, on the next Business Day.
     6.8. Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to such State’s laws and principles regarding the conflict of laws. Each of the Parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of New York or any New York state court in connection with any dispute that arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any Action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of New York or a New York state court unless venue would not be proper under rules applicable in such courts and (d) waives any right to which it may be entitled, on account of place of residence or domicile.
     6.9. No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the Parties hereto and, in the case of Article 5, the other indemnitees, and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns, and they shall not be construed as conferring any rights on any other Persons.
     6.10. Headings. All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.
     6.11. Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.
     6.12. Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by all of the Parties.
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          IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date first written above.

HFF HOLDINGS LLC

By:
Name:
Title:

HFF LP ACQUISITION LLC

By:
Name:
Title:

HFF, INC.

By:
Name:
Title:

HFF PARTNERSHIP HOLDINGS LLC

By:
Name:
Title:

HOLLIDAY GP CORP.
By:
Name:
Title:

GP ACQUISITION CORP.

By:
Name:
Title: